Exhibit 10.3
825 Broadway Realty, LLC, Samayabeneli RE LLC, AS 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC
c/o Premier Equities Management, LLC 1151 Broadway, Suite 2S New York, New York 10001

April 5, 2024
Anheart Inc.
135-15 40th Road, Suite 402 Flushing, New York 11354

273 Fifth Avenue, L.L.C. 135-15 40th Road, Suite 402 Flushing, New York 11354

RE:    CONSENT TO ASSIGNMENT OF LEASE

“Building”:    275 Fifth Avenue, New York, New York

"Premises":    A certain portion of the ground floor, lower level, and second floor of the Building, all as more fully described in the Lease (defined below)

"Landlord":    825 Broadway Realty, LLC, Samayabeneli RE LLC, AS 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC, collectively

"Assignor":    Anheart Inc., a New York corporation

"Assignee":    273 Fifth Avenue, L.L.C., a Delaware limited liability company, one hundred percent of all the membership interest of which is owned by HF Group Holding Corporation, a Delaware Corporation.

"Lease":    Lease (“Original Lease”) dated as of July 2, 2018 between Landlord, as landlord, and Assignor, as tenant, which Original Lease was amended by that certain Amendment to Lease dated as of January 21, 2021 (the Original Lease as amended, the “Lease”)

"Assignment":    Assignment and Assumption of Lease Agreement dated as of August 16, 2022 between Assignor and Assignee, a copy of which is annexed hereto as Exhibit A

Ladies/Gentlemen:

You have requested our consent to the assignment of the Lease pursuant to the Assignment. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this "Agreement").

1.Assignor represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, modified, extended or supplemented (except pursuant to the Assignment); (c) Assignor knows of no defense or counterclaim to the enforcement of the Lease; (d) Assignor is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) Assignor is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; and (f) Landlord is not in default of any of its obligations or covenants under the Lease. Assignee accepts the assignment of the Lease and assumes and agrees to fully perform all of the terms, covenants, conditions and obligations of the Lease to be performed by the tenant under the Lease first accruing from and after the date set forth in the Assignment.

2.Assignor and Assignee each represents and warrants to Landlord that (a) a true and complete copy of the Assignment is attached hereto as Exhibit A and (b) the Assignment constitutes the complete and sole agreement between Assignor and Assignee with respect to the subject matter thereof. Assignee represents and warrants to Landlord that Assignee is a Delaware limited liability company and that one hundred percent of all the membership interest of Assignee is owned by HF Group Holding Corporation, a Delaware Corporation.

3.Landlord's obligations under the Lease are governed only by the Lease and this Agreement. Landlord shall not be bound or estopped by any provision of the Assignment, including any provision purporting to impose any obligations upon Landlord. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Assignment or any plan or drawing referred to or contained therein. Landlord has not reviewed or approved any provision of the Assignment.

4.If Assignor or Assignee violates any of the terms of this Agreement, or if any representation by Assignor or Assignee in this Agreement is untrue in any material respect, or if Assignee takes any action which would constitute a default under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

5.The parties hereto expressly acknowledge and agree that Assignee is also the tenant under that certain lease agreement (the “273 Lease”) dated as of July 2, 2018 entered into between Landlord’s affiliate, Premier 273 Fifth, LLC, as landlord and Assignee, as tenant, with respect to certain parcel of land (as fully described in the 273 Lease) located at and known as 273 Fifth Avenue, New York, New York. Notwithstanding anything to the contrary contained in the 273 Lease or elsewhere, as a material inducement for Landlord to enter into this Agreement, Assignee warrants, covenants and represents that it will construct and complete, in accordance with the terms and conditions of the 273 Lease, the Initial Development (as such term is defined in the 273 Lease) on or before July 21, 2025.

6.Except as specifically set forth herein, nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions of the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligations under the Lease. All covenants, agreements, terms, provisions and conditions of the Lease are being hereby mutually declared to be in full force and effect.

7.Each of Assignor and Assignee warrant and represent to Landlord that no broker, finder or agent was involved in connection with the assignment of the Lease or this Agreement. Assignor and Assignee, jointly and severally, indemnify Landlord against, and hold it harmless from, all costs, damages and expenses, including attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation in connection with the Assignment or procuring possession of the Premises or for any real estate transfer taxes which may be due with respect to the Assignment. Assignor and Assignee, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

8.Assignor and Assignee, jointly and severally, indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities, including, but not limited to, reasonable counsel fees, arising from the use, occupancy, conduct or management of the Premises by Assignee, or its agents, employees, contractors, representatives, invitees or visitors, or Assignee's business activities therein. If any proceeding is brought against Landlord by reason of any such claim, Assignor and Assignee, jointly and severally, shall be responsible for Landlord's costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Assignor and/or Assignee, upon written notice from Landlord, shall, at Assignor's and/or Assignee's sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord's prior written approval. The provisions of this paragraph shall survive the expiration or earlier termination of the term of the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord's rights under the Lease.

9.Landlord's consent to the Assignment does not include consent to any further assignment of the Lease or any subletting of any portion of the Premises, each of which requires Landlord's prior written consent. If Assignee desires Landlord's consent to any such other action it must specifically and separately request such consent.

10.(a) Neither the execution and delivery of this Agreement or the Assignment, nor any acceptance of rent or other consideration from Assignee by Landlord or an agent of Landlord, shall operate to waive, modify, impair, release or in any manner affect Assignor's liability or obligations and (b) Assignor shall remain jointly and severally liable and responsible with Assignee for the due keeping, performance and observation of all covenants, agreements, terms, provisions and conditions set forth in the Lease (regardless of whether arising prior to or after the Assignment) on the part of the tenant to be kept, performed and observed and for the payment of the fixed rent, additional rent and all other sums heretofore, now and/or hereafter becoming payable thereunder, notwithstanding any future amendment to or modification of the Lease.

11.If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the terms of the Assignment, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease such conflict or inconsistency shall be determined for the benefit of, and by, Landlord.

12.The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord's consent to the Assignment. This Agreement may not be changed except in writing signed by the party to be charged.

13.Landlord's rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

14.This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that it shall not inure to the benefit of any successor or assign of Assignor or Assignee whose status was acquired in violation of the Lease or this Agreement.

15.Each of Assignor and Assignee represents that it is duly authorized to execute and deliver this Agreement on behalf of such party and that it has full power and authority to enter into this Agreement.

16.Neither Landlord’s consent to the Assignment nor any provision of this Agreement shall have any effect upon or release HF Group Holding Corporation (“Guarantor”), from any its covenants, obligations or liabilities under that certain (i) Guaranty dated as of July 2, 2018 and (ii) Guaranty of Completion and Lien-Free Performance dated as of July 2, 2018 (collectively, “Guaranties”), both executed in connection with the Original Lease. By executing this Agreement, Guarantor, joins herein to evidence its consent to this Agreement. Guarantor, on behalf of itself, its administrators, successors and assigns, expressly ratifies and reaffirms its responsibilities, liabilities and obligations under the Guaranties, and ratifies, reaffirms and confirms that the Guaranties are in full force and effect.

17.Assignor agrees to pay, upon demand, Landlord's reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

18.This Agreement will be construed and governed by New York law. This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties may exchange counterparts of the same by facsimile or electronic mail (e-mail) (which shall include, but not be limited to, electronic attachments in ‘pdf’ format containing counterparts of the signature page to this Agreement), which shall be effective as original signature pages for all purposes.

19.Each of the parties hereto hereby irrevocably and unconditionally waives its right to a jury trial in any cause of action arising out of, or relating to, this Agreement.

[Remainder of page intentionally left blank. Signature pages immediately follows.]

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

825 BROADWAY REALTY, LLC

By: /s/ Yaron Jacobi
Name: Yaron Jacobi
Title: Member

SAMAYABENELI RE LLC

By: /s/ Cary Pollack
Name: Cary Pollack
Title: Member

AS 2 EAST 30, LLC

By: /s/ Ariel Schuster
Name: Ariel Schuster
Title: Member

273 YOCO LLC

By: /s/ Meir Cohen
Name: Meir Cohen
Title: Authorized Signatory

UBA 2 EAST 30, LLC

By: /s/ Uzi Ben Abraham
Name: Uzi Ben Abraham
Title: Member

Agreed to and accepted:

Anheart Inc., Assignor

By: /s/ Jianping An
Name: Jianping An
Title: General Manager

273 Fifth Avenue, L.L.C., Assignee

By: /s/ Christine Chang
Name: Christine Chang
Title: GC and CCO

HF Group Holding Corporation, Guarantor

By: /s/ Christine Chang
Name: Christine Chang
Title: GC and CCO

EXHIBIT A

Assignment and Assumption of Lease Agreement

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT ("Agreement") is made and entered into this 16 day of August, 2022, by and between Anheart, Inc., a New York corporation ("Assignor") and 273 Fifth Avenue, L.L.C., a Delaware limited liability company ("273 Fifth")("Assignee").
RECITALS
WHEREAS, Assignor, as Tenant, and 825 Broadway Realty,LLC, Samayabeneli RE LLC, S 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC,, each a New York limited liability company, as tenants in common (as "Landlord") entered into that certain Lease ("Original Lease", together with that certain Amendment to Lease, executed as of January 21, 2021, the "Lease") dated as of July 2, 2018 covering that certain parcel of land located at and known as 275 Fifth Avenue, New York, New York, all as more particularly described in the Original Lease ("Premises"); and,
WHEREAS, Landlord has provided its written consent by its endorsement of this Assignment of said Lease by Assignor to Assignee; and,
WHEREAS, Assignor desires to assign all of its right, title and interest in the Lease to Assignee and Assignee desires to assume Assignor's obligations under the Lease.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Assignment. In consummation of Assignor's obligations pursuant to Section 5.2 of the Covenant, Collateral Assignment and Security Agreement made by Assignor in favor of HF Group Holding Corp., dated as of February 23, 2019 (the "Covenant"), and other good an valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease including any and all prepaids and other rights or entitlements of Assignor under the Lease, subject to all of the terms, covenants, conditions and provisions of the Lease.
2.Assumption. From and after the date hereof, Assignee hereby assumes, covenants and agrees to keep and perform each and every obligation of Assignor under the Lease. Assignee agrees to be bound by each and every provision of the Lease as if it had executed the same, including but not limited to all obligations of Assignor relating to third-party claims as provided in Sections 8 and 9 of the Lease.
3.Assignor's Representations and Warranties. Assignor represents and warrants to Assignee that:

(a)the Lease is in full force and effect, unmodified except as provided in the Lease Amendment and this Agreement;
(b)Assignor's interest in the Lease is free and clear of any liens, encumbrances or adverse interests of third parties;

(c)Assignor possesses the requisite legal authority to assign its interest in the Lease as provided herein.
(d)This Agreement has no effect upon any claims, rights, demands or causes of action held by Assignee, Landlord, or their respective owners, affiliates or assigns, and all such claims shall survive the execution of this Agreement..

4.Indemnification. Assignor agrees to indemnify, defend and hold harmless Assignee from any and all claims, demands and debts due under the Lease prior to the Effective Date and Assignee agree to indemnify, defend and hold harmless Assignor from any and all claims, demands and debts which may become due under the Lease on or after the Effective Date
5.Expenses. The parties hereto will bear their separate expenses in connection with this Agreement and its performance.

6.Entire Agreement. This Agreement embodies the entire understanding of the pai1ies hereto and there are no other agreements or understandings written or oral in effect between the parties relating to the subject matter hereof unless expressly referred to by reference herein. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.
7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of New York in connection with any disputes arising out of this Agreement.
8.Successors and Assigns. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.
9.Attorneys' Fees. In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees.

10.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed the same as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written, and Landlord has expressed its consent by its endorsement as set forth on this Agreement.

ASSIGNOR:	ASSIGNEE:

Anheart, Inc.	273 Fifth Avenue, L.L.C.

By: /s/ Jianping An	By: /s/ Felix Lin
Jianping An, Its President	Felix Lin, Its Manager

LANDLORD CONSENTS TO
THE FOREGOING ASSIGNMENT OF LEASE:

825 BROADWAY REALTY, LLC	UBA 2 EAST 30, LLC

By: /s/ Yaron Jacobi	By: /s/ Uzi Ben Abraham
Name: Yaron Jacobi	Name: Uzi Ben Abraham
Title: Member	Title: Member

SAMAYABENELI RE LLC

By: /s/ Cary Pollack
Name: Cary Pollack
Title: Member

AS 2 EAST 30, LLC

By: /s/ Ariel Schuster
Name: Ariel Schuster
Title: Member

273 YOCO LLC

By: /s/ Meir Cohen
Name: Meir Cohen
Title: Authorized Signatory